UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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SMARTMETRIC, INC.
(Name of Registrant As Specified In Charter)

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SMARTMETRIC, INC.

3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89109

Tel: (702) 990-3687

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO

STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER

DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED

TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS

DESCRIBED HEREIN.

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is provided on or about July 8, 2022 to the stockholders of record on June 24, 2022 (the “Record Date”) of SmartMetric, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to advise them that, on the Record Date, the stockholders holding a majority of the voting power of the Company (the “Majority Stockholders”) approved (i) the re-election of the three (3) director nominees named in this Information Statement to hold office until the next annual meeting of stockholders, (ii) the increase of the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company is authorized to issue from 1,200,000,000 to 2,400,000,000 as provided for herein (the “Increase in Authorized Shares”) and the filing of an amendment to the Company’s Articles of Incorporation, as amended from time to time (as amended, the “Articles of Incorporation”), to effect the Increase in Authorized Shares, (iii) the ratification of the appointment of Boyle CPA, LLC as the Company’s independent auditing firm for the fiscal year ending June 30, 2022, and (iv) the compensation of the Company’s named executive officers, pursuant to an action by written consent, in accordance with the Nevada Revised Statutes and the Company’s Amended and Restated Bylaws. Such matters are collectively referred to herein as the “Approved Matters.”

Under the federal securities laws, although the Majority Stockholders approved the Approved Matters by written consent, such actions will not be effective until at least 20 calendar days after the Information Statement is sent or given to the stockholders of record of the Company as of the Record Date. The re-election of the three (3) director nominees, the ratification of the appointment of our independent auditing firm for the fiscal year ending June 30, 2022, and the approval of the compensation of the Company’s named executive officers will become effective on the 20th calendar after the Information Statement is sent to the stockholders of record of the Company. The Increase in Authorized Shares will be effected by filing an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

The Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Approved Matters pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder. This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 78.370 of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We appreciate your continued support of the Company. Thank you.

By Order of the Board of Directors

Date: July 8, 2022	/s/ Chaya Hendrick
Chaya Hendrick
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

A copy of this Notice of Corporate Action and the accompanying Information Statement is available on our website at www.smartmetric.com

SMARTMETRIC, INC.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

Tel: (702) 990-3687

INFORMATION STATEMENT

(Preliminary)

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement (this “Information Statement”) is being furnished to the stockholders of SmartMetric, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), as of June 24, 2022 (the “Record Date”) in connection with the approval of (i) the re-election of the three (3) director nominees named in this Information Statement to hold office until the next annual meeting of stockholders, (ii) the increase of the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Company is authorized to issue from 1,200,000,000 to 2,400,000,000 as provided for herein (the “Increase in Authorized Shares”) and the filing of an amendment to the Company’s Articles of Incorporation, as amended from time to time (as amended, the “Articles of Incorporation”), to effect the Increase in Authorized Shares, (iii) the ratification of the appointment of Boyle CPA, LLC as the Company’s independent auditing firm for the fiscal year ending June 30, 2022, and (iv) the compensation of the Company’s named executive officers, pursuant to an action by written consent, in accordance with the Nevada Revised Statutes and the Company’s Amended and Restated Bylaws. Such matters are collectively referred to herein as the “Approved Matters.”

Section 78.320 of the Nevada Revised Statutes and our Amended and Restated Bylaws each permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On July 6, 2022, the Board approved the Approved Matters. On July 6, 2022, the stockholders owning a majority of the Company’s then issued and outstanding common stock (the “Majority Stockholders”) approved the Approved Matters by written consent, in accordance with Section 78.320 of the Nevada Revised Statutes and the Company’s Amended and Restated Bylaws then in effect.

The Record Date for determining stockholders entitled to receive this Information Statement is June 24, 2022, the date that the Company’s stockholders approved the Approved Matters by written consent. As of the close of business on the Record Date, we had 647,886,336 shares of our common stock outstanding and entitled to vote on the matters acted upon in the action by written consent of our stockholders. Each share of our common stock outstanding as of the close of business on the Record Date was entitled to one vote.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the proposals regarding the Approved Matters, which were approved by written consent of our stockholders, will not be effective until at least 20 calendar days after the Information Statement is sent or given to the stockholders of record of the Company as of the Record Date.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON JUNE 24, 2022 IS JULY 8, 2022.

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Approved Matters pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series B Preferred held	Number of Votes held by Majority Stockholder		Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Chaya Hendrick	58,627,778	610,000	520,083,767	(1)		57.4795%
TOTAL	58,627,778	610,000	520,083,767			57.4795%

(1)	The votes held by the Majority Stockholder include (i) 58,627,778 of Common Stock and; (ii) 610,000 shares of Series B Convertible Preferred Stock held by Applied Cryptography, Inc. (“ACI”). The 610,000 shares of Series B Convertible Preferred Stock represent 100% of the issued and outstanding shares of Series B Convertible Preferred Stock. The outstanding shares of Series B Convertible Preferred Stock are entitled to vote on any matter with the holders of Common Stock voting together as one (1) class and shall have that number of votes equal to that number of shares of Common Stock which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the shares of Common Stock or the holders of other securities entitled to vote, if any. As of the Record Date there were 647,886,336 shares of Common Stock outstanding. Accordingly, 610,000 shares of Series B Convertible Preferred Stock are equivalent to the votes of 30,500,000 shares of Common Stock.

ACTION ONE

RE-ELECTION OF THREE DIRECTORS

On July 6, 2022, the Board authorized the re-election of the nominees (the “Nominees”) listed below to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, and on July 6, 2022, the Majority Stockholder approved such re-election by way of the written consent. All the Nominees are currently serving as directors.

Information With Respect to Director Nominees

The following table sets forth the names and ages of the members of our Board of Directors and the positions held by each as of the Record Date:

Name	Age	Position
Chaya Hendrick	66	President, Chief Executive Officer, Chairman of the Board
Jay M. Needelman, CPA	54	Chief Financial Officer, Director
Elizabeth Ryba	71	Director

CHAYA HENDRICK has been President, Chief Executive Officer, and Chairman of the Board of Directors of SmartMetric since the Company’s inception in 2002. Ms. Hendrick has served as President and CEO of Smart Micro Chip, Inc., an Australian corporation from 2000 to 2002. From 1999 to 2001, Ms. Hendrick was President and Chief Executive Officer of Smarticom Inc. and FastEcom, Inc., Australian corporations. From 1994 to 1998, Ms. Hendrick served as executive officer of Applied Computing Science (Australia), an Australian company involved in e-commerce systems, research and development. Ms. Hendrick founded Asset Developments a property development company that created and sold regional residential land subdivisions. The last being a 1,000-acre subdivision named Claire Valley Estates in the Canberra region of Australia. All of the property development projects were funded by Ms. Hendrick and were financially profitable. Ms. Hendrick attended Dandenong College in Australia.

We believe Ms. Hendrick is qualified to serve on our Board due to her extensive experience in technology development and as an executive at technology companies.

JAY M. NEEDELMAN, CPA, has been the Chief Financial Officer and a director of SmartMetric since 2007. Mr. Needelman has over 28 years of experience in public accounting. A 1991 graduate of Florida State University in Tallahassee, FL, Mr. Needelman began his career in public accounting in Miami, FL, in 1991. After working for two different firms, Mr. Needelman founded his own firm in late 1992.

We believe Mr. Needelman is qualified to serve on our Board due to his financial expertise.

ELIZABETH RYBA has been a director of SmartMetric since April 5, 2006. From 2015 to the present, Ms. Ryba has been Vice President of Marketing at the Design and Decoration Building in New York, one of the premier destinations for luxury interior design showrooms in the country. From 2006 to 2015, Ms. Ryba had marketing positions at two luxury home decor brands. Ms. Ryba was a promotion director at Hearst Publishing from 2002 through 2005. Between 2001 and 2004, Ms. Ryba was a consultant at Stratus Rewards Credit Cards where she launched a Visa Luxury credit card where points were redeemable on private jets. Between 2000 and 2001, Ms. Ryba worked as a Marketing Consultant for SpaFinder. From 1991 through 1999, Ms. Ryba worked at Master Card where she launched a Smart Card in Australia. Ms. Ryba received her M.S. in Marketing from the University of Illinois, and her B.A. in English from the State University of New York at Stony Brook.

We believe Ms. Ryba is qualified to serve on our Board due to her extensive experience in the credit card industry as well as her extensive experience in marketing in the luxury sector which we believe is a sector to which we may be able to sell our products.

Family Relationships

There are no family relationships among the Nominees or officers of the Company.

Director Experience

Our Board believes that each of the Nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. When evaluating candidates for election to the Board, the Board has sought candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. The Nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Legal Proceedings

To our knowledge, during the last ten years, none of the Nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our business, property, and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the Board. We have not previously had an audit committee, compensation committee, or nominations and governance committee.

Audit Committee

We currently do not have an acting audit committee, and our Board of Directors currently acts as our audit committee.

Audit Committee Financial Expert

We do not have an audit committee and thus do not have an audit committee financial expert.

Compensation Committee

We do not presently have a compensation committee. Our Board currently acts as our compensation committee.

Director Independence

For purposes of determining independence, we have adopted the definition of “independence” contained in the Nasdaq Listing Rules. Pursuant to the definition, the Company has determined that Elizabeth Ryba qualifies as independent.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its Chief Executive Officer and Chief Financial Officer. A copy of the Company’s code of ethics is available to any person without charge upon written request to the Company at SmartMetric, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV, 89109. Attn: Secretary.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the fiscal years ended June 30, 2021 and 2020, the compensation earned by each person acting as our Chief Executive Officer and Chief Financial Officer. The Company’s only employee is our Chief Executive Officer.

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Chaya Hendrick (President, Chief Executive Officer,	2021		$(2)	-0-	-0-	-0-	-0-	-0-		$(4)	$190,000
Chairman of the Board (1)	2020	$174,167	(3)	-0-	-0-	-0-	-0-	-0-	$15,833	(5)	$190,000

Jay Needelman (Chief and Principal Financial Officer,	2021	$15,000		-0-	-0-	-0-	-0-	-0-	-0-		$15,000
Director) (6)	2020	$15,000		-0-	-0-	-0-	-0-	-0-	-0-		$15,000

(1)	Chaya Hendrick has been President, Chief Executive Officer and director of the Company since inception. Chaya Hendrick also has a car allowance in her employment agreement which she has forgone for the years ended June 30, 2021 and 2020.

(2)	The Company paid Chaya Hendrick $174,167 for the year ended June 30, 2020 out of her total aggregate salary of $190,000, with the remainder being accrued but unpaid. As of June 30, 2021 the Company has accrued $737,642 of unpaid salary, which includes previously accrued but unpaid salary for periods not covered under this Summary Compensation Table.

(3)	The Company paid Chaya Hendrick $190,000 for the year ended June 30, 2021 out of her total aggregate salary of $190,000.

(4)

Includes $0 in accrued but unpaid salary for the year end June 30, 2021. As of June 30, 2021, the Company has accrued $737,642 of unpaid salary, which includes previously accrued but unpaid salary for periods not covered under this Summary Compensation Table.

(5)	Jay Needelman has served as our Chief Financial Officer since 2007. Mr. Needelman receives annual compensation of $15,000 for his services as our Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year End

None.

Chaya Hendrick Employment

Previous Employment Agreement

On July 1, 2012, the Company entered into an employment agreement (the “Prior Agreement”) with Chaya Hendrick, the Company’s Chief Executive Officer that expired on July 1, 2017. Pursuant to the Prior Agreement, Ms. Hendrick received an annual base salary of $190,000 per year. Ms. Hendrick was also entitled to receive a management fee equal to $50,000 per year beginning with the Company’s fiscal year ended June 30, 2012 and each fiscal year thereafter during the term of the Agreement provided that the Company has manufactured its first product. This fee was to increase by 25% per annum at the conclusion of each calendar year and was based on the continued manufacturing and sales of products by the Company. As of the end of the term of the Prior Agreement, no compensation was paid pursuant to this management fee.

Ms. Hendrick was also entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. The Company also provided Ms. Hendrick with the use of an automobile of Ms. Hendrick’s choice at a purchase price not to exceed $60,000. Executive’s employment with the Company was subject to termination at any time, with cause, as such terms are defined in the Prior Agreement.

The Prior Agreement may be terminated on 30 days’ notice by Ms. Hendrick but may only be terminated by the Company for “cause.” In the event that Ms. Hendrick’s employment was terminated by the Company, the Company was obligated to pay to Ms. Hendrick an amount equal to $350,000 plus salary remaining on the term of the Prior Agreement.

Addendum to Prior Agreement

On September 30, 2015, the Company and Ms. Hendrick entered into an Addendum to the Agreement (the “Addendum”) pursuant to which in consideration for the issuance of 200,000 shares of the Company’s Series B Convertible Preferred Stock, Ms. Hendrick granted the Company the first right to purchase or license any patents (the “Patent Option”) relating to “Smartcards” which Ms. Hendrick (i) shall apply for with the relevant patent authorities during the term of the Agreement, and (ii) are currently applied for with the relevant patent authorities or pending as of the date of the Prior Agreement (the “Patent Rights”). In exchange for the Patent Option the Company agrees, during the term of the Prior Agreement, to pay for any fees and/or expenses related to the application for the Ms. Hendrick’s Patent Rights with the relevant patent authorities, including, but not limited to, legal or filing fees. If, upon the Company’s receipt of notice of any Patent Rights of Ms. Hendrick’s in writing (“Patent Notification”) the parties fail to successfully negotiate and execute a purchase or license agreement as it relates to the Patent Right that is the subject of such Patent Notification within 60 calendar days of the receipt of such Patent Notification, Ms. Hendrick shall be permitted to retain or transfer the Patent Rights to a third party without any subsequent notice to the Company.

Amended and Restated Employment Agreement

On July 1, 2017, the Company and Ms. Hendrick entered into an amended and restated employment agreement (“Agreement”) with a duration of sixty (60) months. Pursuant to the Agreement, Ms. Hendrick shall receive (i) an annual base salary of $190,000, subject to adjustment at the end of each fiscal year at the discretion of the board of directors, with a minimum increase of 10% per annum for the duration of the term, (ii) an incentive management fee equal to $50,000 upon the Company manufacturing its first product, which shall increase by 25% per annum and based on the continued manufacturing and sales of products by our Company.

Additionally, Ms. Hendrick shall maintain certain rights to initiate, write, invent and / or create inventions separate from SmartMetric, Inc. and to retain the intellectual property rights of such patents, inventions, or new products.

The Agreement may be terminated on 30 days’ notice by Ms. Hendrick but may only be terminated by the Company for “cause.” In the event that Ms. Hendrick’s employment is terminated by the Company for such “cause,” the Company is obligated to pay to Ms. Hendrick an amount equal to $350,000 plus the remaining salary on the term of the Agreement.

Jay Needelman Contract

We currently have an oral agreement with Jay Needelman, our part-time Chief Financial Officer, whereby we pay Mr. Needelman an annual fee of $15,000 for his services, payable in quarterly installments of $3,750.

Director Compensation

Directors did not receive compensation for their services as directors during the year ended June 30, 2021.

ACTION TWO

INCREASE IN AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

On July 6, 2022, the Majority Stockholder authorized the increase of the Company’s shares of authorized Common Stock from 1,200,000,000 to 2,400,000,000.

The Majority Stockholder believes that it is advisable and in the best interests of the Company and its stockholders to effect an Increase of Authorized Shares in order to provide additional shares that could be issued in order to raise additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Attached as Appendix A and incorporated herein by reference is the text of the Certificate of Amendment to Articles of Incorporation (the “Amended Certificate”) as approved by the Majority Stockholder. The Increase in Authorized Shares will be effected by filing the Amended Certificate with the Secretary of State of Nevada, which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

Effects of Amendment.

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Stock
Issued and Outstanding	647,886,336	647,886,336
Authorized	1,200,000,000	2,400,000,000

Potential Anti-takeover effects of the increase in authorized shares.

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances, this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Articles of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger, or consolidation.

No Dissenter’s Rights

No dissenters’ or appraisal rights are available to our stockholders under the Nevada Revised Statutes in connection with the proposed amendment to our Articles of Incorporation to effect the Increase in Authorized Shares.

ACTION THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

On July 6, 2022, the Board authorized the selection of Boyle CPA, LLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2022, and on July 6, 2022 the Majority Stockholder approved such selection by way of the written consent. Boyle CPA, LLC was first engaged by us on March 23, 2021. Prior to such engagement, Prager Metis CPAs LLC audited our financial statements for the 2019 and 2020 fiscal years.

The following is a summary and description of fees for services for the fiscal years ended June 30, 2021 and 2020.

Services	2021	2020
Audit Fees	$23,000	$19,546
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$23,000	$19,546

Audit Fee

The Company incurred, in the aggregate, approximately $23,000 and $19,546 for professional services rendered by its registered independent public accounting firms for the audit of the Company’s annual financial statements for the years ended June 30, 2021 and 2020, respectively, and for the reviews of the financial statements included in its quarterly reports on Form 10-Q during those fiscal years.

Audit-Related Fees

The Company incurred approximately $0 and $0 in fees from its registered independent public accounting firms for audit-related services during the years ended June 30, 2021 and 2020, respectively.

Tax Fees

The Company incurred approximately $0 and $0 in fees from its registered independent public accounting firms for tax compliance or tax consulting services during the years ended June 30, 2021 and 2020, respectively.

All Other Fees

The Company incurred $0 and $0 for fees from its registered independent public accounting firms for services rendered to the Company, other than the services covered in “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended June 30, 2021 and 2020, respectively.

Audit Committee Pre-Approval Policies and Procedures

We do not have an audit committee. Our Board performs the function of an audit committee. Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be audit services unless such services are pre-approved by our audit committee or, in cases where no such committee exists, by our Board (in lieu of an audit committee) or unless the services meet certain de minimis standards.

In order to assure continuing auditor independence, the Board periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Boyle CPA, LLC to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders.

ACTION FOUR

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle SmartMetric’s stockholders to vote to approve, on an advisory basis, the compensation of SmartMetric’s named Executive Officers—meaning Chaya Hendrick, our President and Chief Executive Officer, and Jay Needelman, our Chief Financial Officer (the “Named Executive Officers”).

As described in detail in this Information Statement under the heading “Action One—Re-election of Three Directors—Executive Compensation,” SmartMetric strives to provide our Named Executive Officers with a competitive base salary in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

We will also consider forming a compensation committee to oversee the compensation of our Named Executive Officers. The majority of the members of the Compensation Committee would be independent directors.

The Board continually reviews the compensation programs for SmartMetric’s Named Executive Officers to ensure they achieve the desired goals.

On June 24, 2022, the Majority Stockholder approved, on an advisory basis, the Named Executive Officer compensation disclosed in this Information Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on SmartMetric’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of SmartMetric’s Named Executive Officers and the philosophy, policies, and practices described in this Information Statement.

The say-on-pay vote is advisory, and therefore not binding on SmartMetric or the Board.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. The following table represents the voting securities as of the Record Date:

Class of Shares Entitled to Vote	Number of Shares Outstanding	Number of Votes to which the Class is entitled
Common Stock	647,886,336	647,886,336

Series B Preferred Stock	610,000	30,500,000

Total:	648,496,336	678,386,336

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 6, 2022, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 647,886,336 shares of Common Stock outstanding as of June 24, 2022. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of June 24, 2022, if any. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SmartMetric, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV.

Title of Class	Name and Address of Beneficial Owner	Director/Officer	Number of Shares of Common Stock (1)	Percentage of Class (1)
	Directors and Executive Officers

Common Stock	Chaya Hendrick (2) 27 Via Corvina Henderson, NV 89109	Chief Executive Officer, Chairman of the Board of Directors	89,127,778	20%

Common Stock	Jay Needelman, CPA 520 West 47th Street Miami Beach, FL 33140	Director; Chief Financial Officer	0	0%

Common Stock	Elizabeth Ryba 4207 65th Terrace E Sarasota, FL 34243	Director	40,000	* %

	All Executive Officers and Directors as a Group (3 persons)		89,167,778	18.9%

	5% Stockholders

	Chaya Hendrick (2) 27 Via Corvina Henderson, NV 89109		89,127,778	20%

*	Less than one percent (1%)

(1)

In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on June 30, 2021, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) 472,859,208, the total shares of common stock outstanding on September 24, 2021, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of any preferred stock and on exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)

The 89,127,778 shares of common stock include (i) 58,627,778 of Common Stock and; (ii) 610,000 shares of Series B Convertible Preferred Stock convertible into 30,500,000 shares of common stock held by Applied Cryptography, Inc. (“ACI”) and / or Chaya Hendrick. The outstanding shares of Series B Convertible Preferred Stock are entitled to vote on any matter with the holders of Common Stock voting together as one (1) class and shall have that number of votes (identical in every other respect to the voting rights of the holder of common stock entitled to vote at any regular or special meeting of Stockholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the common shares or the holders of other securities entitled to vote, if any. Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder, into fifty (50) shares of Common Stock upon the satisfaction of certain conditions and for purposes of determining a quorum of a shareholder meeting, the outstanding shares of Series B Convertible Preferred Stock shall be deemed the equivalent of 51% of all shares of the Company’s Common Stock entitled to vote at such meetings. Our Chairman and Chief Executive Officer, has sole voting and dispositive power over all of the shares beneficially owned by ACI.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address, and (iii) the address to which the Company should direct the additional copy of the Information Statement, to SmartMetric, Inc., 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89109.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents we file with the SEC, which provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to SmartMetric, Inc., 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89109. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

Appendix A

Form of Certificate of Amendment

FORM OF CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF SMARTMETRIC, INC.

1.	Name of the Corporation:

SmartMetric, Inc. (the “Corporation”)

2.	The articles have been amended as follows (provide article numbers, if available):

The first paragraph of ARTICLE III is amended and restated in its entirety to read as follows.

ARTICLE III

The total authorized capital stock of the Corporation shall be 2,450,000,000 shares consisting of two billion four hundred million (2,400,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and five million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 57%

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

/s/ Chaya Hendrick
Chaya Hendrick, Chief Executive Officer

A-1